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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Consumer Portfolio Services, Inc. on Form S-2 of our report, dated March 16, 2005, appearing in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2004. We also consent to the reference of our firm under the caption "Experts" in the Prospectus, which is a part of this Registration Statement.




/S/ McGladrey & Pullen LLP
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Irvine, CA
April 12, 2005